UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 26, 2006

CHINA DIGITAL COMMUNICATION GROUP
(Exact Name of Registrant as Specified in Its Charter)
NEVADA
(State or Other Jurisdiction of Incorporation)
000-49715	91-2132336
(Commission File Number)	(IRS Employer Identification No.)

A-3. Xinglian Industrial Zone.
He Hua Ling Pingxin Road. Xin Nan. Ping Hua
Town. Longgang. Shenzhen China 51811
(Address of Principal Executive Offices)(Zip Code)

86-755-2698-3767
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

        On June 26, 2006, the Company issued a press release announcing that it had terminated its Share Exchange Agreement dated February 14, 2006 (the “Agreement”), with UPE Limited (Far East), a BVI corporation (UPE Limited”), Shenzhen Zhuo Tong Power Supply Industry Co., Ltd., a Shenzhen corporation and a wholly-owned subsidiary of UPE Limited, and the shareholders of UPE Limited (the “Shareholders”). As a result of the termination of the Agreement, the Shareholders retuned, and the Company cancelled, the 18.5 million shares of the Company’s common stock that were previously issued to the Shareholders. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item  9.01.   Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

          Not applicable.

(b)     Pro Forma Financial Information.

          Not applicable.

(c)     Exhibits.

          99.1    Press release dated June 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006	CHINA DIGITAL COMMUNICATION GROUP
By: /s/ Ran Liang
Name: Ran Liang Title: Chief Executive Officer